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As filed with the Securities and Exchange Commission on November 1, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1460811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Walnut Street Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED ARRAY BIOPHARMA INC. STOCK OPTION AND INCENTIVE PLAN
ARRAY BIOPHARMA INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Robert E. Conway
Chief Executive Officer
Array BioPharma Inc.
3200 Walnut Street
Boulder, Colorado 80301
(303) 381-6600
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN Common stock, par value $.001	2,750,000	$8.06	$22,165,000.00	$2,039.18

EMPLOYEE STOCK PURCHASE PLAN Common stock, par value $.001	400,000	$8.06	$3,224,000.00	$296.61

TOTAL	3,150,000		$25,389,000.00	$2,335.79

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended. The offering price per share and the aggregate offering price are based upon the average high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on October 31, 2002 of $8.06.

EXPLANATORY NOTE

        Array BioPharma Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") Registration Statement No. 333-51348 on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), on December 6, 2000, covering the registration of (i) 5,941,463 shares of the common stock of the Registrant authorized for grant under the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan (the "Plan"), and (ii) 8,000,000 shares of the common stock of the Registrant authorized for issuance under the Array BioPharma Inc. Employee Stock Purchase Plan (the "ESPP"). As permitted by Instruction E of Form S-8, the contents of Registration Statement No. 333-51348 filed by the Registrant on Form S-8 on December 6, 2000 are incorporated herein by reference.

        On September 12, 2002, the Registrant's Board of Directors approved (i) an amendment to the Plan increasing the number of shares of common stock available for grant thereunder by 2,750,000, and (ii) an amendment to the ESPP, among other things, increasing the number of shares of common stock available for issuance thereunder by 400,000. The stockholders of the Registrant approved the amendments to the Plan and the ESPP at the annual meeting of stockholders held on October 31, 2002. Descriptions of the amendments to the Plan and the ESPP are included in the Registrant's definitive proxy statement on Schedule 14A dated October 1, 2002, with respect to the Registrant's annual meeting of stockholders held on October 31, 2002. This registration statement registers the additional 2,750,000 shares of common stock authorized for grant under the Plan and the additional 400,000 shares of common stock authorized for issuance under the ESPP.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        See Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 31st day of October, 2002.

ARRAY BIOPHARMA INC.
By:	/s/ ROBERT E. CONWAY Robert E. Conway Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Conway, R. Michael Carruthers and John R. Moore, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 31st day of October 2002.

Signature	Title	Date

/s/ ROBERT E. CONWAY Robert E. Conway	Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2002
/s/ KYLE LEFKOFF Kyle Lefkoff	Chairman of the Board of Directors	October 31, 2002
/s/ R. MICHAEL CARRUTHERS R. Michael Carruthers	Chief Financial Officer (Principal Financial and Accounting Officer)	October 31, 2002
/s/ FRANCIS J. BULLOCK Francis J. Bullock, Ph.D.	Director	October 31, 2002

/s/ MARVIN H. CARUTHERS Marvin H. Caruthers, Ph.D.	Director	October 31, 2002
/s/ JOHN L. ZABRISKIE John L. Zabriskie, Ph.D.	Director	October 31, 2002
/s/ KIRBY L. CRAMER Kirby L. Cramer	Director	October 31, 2002
/s/ KEVIN KOCH Kevin Koch, Ph.D.	Director	October 31, 2002
/s/ GIL VAN LUNSEN Gil Van Lunsen	Director	October 31, 2002
/s/ DAVID L. SNITMAN David L. Snitman, Ph.D.	Director	October 31, 2002

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
4.1	(1)	Specimen certificate representing the common stock.
5.1		Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.
23.1		Consent of Ernst & Young LLP, Independent Public Accountants, with respect to the Registrant.
23.2		Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).
24.1		Power of Attorney (included on the signature page to this Registration Statement).
99.1	(2)	Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, as amended.
99.2	(2)	Array BioPharma Inc. Employee Stock Purchase Plan, as amended.

(1)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-45922), as amended, and incorporated herein by reference.

(2)
Filed as an appendix to the Registrant's definitive proxy statement on Schedule 14A dated October 1, 2002, with respect to the annual meeting of stockholders held on October 31, 2002.

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EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX